Statement from Wynn Resorts, Limited

Singapore, April 22, 2005 – In response to a Channel NewsAsia report that questioned the ability of Wynn Resorts, Ltd. to finance the development of an integrated resort in Singapore, Ron Kramer, President of Wynn Resorts, stated “We believe the report is inaccurate. We are certain of our ability to finance the development of an integrated resort in Singapore.”

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Issued by GolinHarris Singapore. For additional information, kindly contact:

Mike Liew	Telephone: +65 65515424 Email: mike.liew@golinharris.com

Gan Lee Meng	Telephone: +65 65515443 Email: leemeng.gan@golinharris.com

Baxter Jolly	Telephone: +65 65515428 Email: baxter.jolly@golinharris.com